UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2018

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The information set forth in Item 2.06 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05.

Item 2.06.	Material Impairments.

On June 29, 2018, an indirect wholly owned subsidiary (the “Seller”) of Jazz Pharmaceuticals plc, an Irish public limited company (the “Company”), entered into an asset purchase agreement (the “Agreement”) with TerSera Therapeutics LLC, a Delaware limited liability company (“TerSera”), pursuant to which TerSera will purchase substantially all of the assets held by Seller and its affiliates related to the manufacture, marketing and sale of Prialt® (ziconotide) intrathecal infusion, but excluding accounts receivable, as well as assume certain related liabilities as set forth in the Agreement. Under the terms of the Agreement, upon closing, TerSera will pay Seller an aggregate purchase price of $80.0 million. The transaction is expected to close in the third quarter of 2018 and is subject to the satisfaction of customary closing conditions. TerSera has also agreed to extend offers of employment to a majority of the Company’s employees who are dedicated to Prialt.

In connection with the entry into the Agreement, the Company will classify the assets and liabilities related to Prialt to be transferred to TerSera under the Agreement as held-for-sale in its condensed consolidated financial statements for the quarter ending June 30, 2018. Accordingly, the Company will record such assets and liabilities at fair value, less estimated sales costs. As a result of the classification as held-for-sale, the Company will recognize an impairment charge on a U.S. generally accepted accounting principles basis in the range of approximately $40.0 million to $45.0 million in the quarter ending June 30, 2018, primarily related to the carrying balances of intangible assets. The Company estimates that approximately $2.0 million to $3.0 million of the anticipated impairment charge will result in future cash expenditures. The Company also expects to incur insubstantial cash expenditures for employee severance and other benefits in connection with the transactions contemplated by the Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected closing of the transactions contemplated by the Agreement and the expected timing thereof, the Company’s estimates of the impairment charge and costs as set forth herein and the expected timing thereof, the expected classification of the assets and liabilities related to Prialt to be transferred to TerSera under the Agreement as held-for-sale and the expected impact of the related impairment charge on the carrying balances of intangible assets, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated by such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks that: the transactions contemplated by the Agreement may not close in a timely manner or at all; the final impairment charge and other costs associated with the transactions contemplated by the Agreement may differ materially from what has been estimated by the Company at this time; the Company may incur additional costs and charges associated with the transactions contemplated by the Agreement; and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and future filings and reports by the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018	JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

	By:	/s/ Matthew P. Young
Matthew P. Young
Executive Vice President and Chief Financial Officer